                                                                   EXHIBIT 10.28

                                   SUBLEASE


     This Sublease, dated June 22, 1995, is made between Tandem Computers Incorporated, a Delaware Corporation, having an office at 19333 Vallco Parkway, Cupertino, California 95014 ("Sublandlord") and Concentric Research Corporation, a Florida Corporation ("Subtenant").

THIS SUBLEASE IS MADE WITH REFERENCE TO THE FOLLOWING FACTS:

     (A) Speiker French #130, Limited Partnership, a Texas Limited Partnership, ("Master Landlord") and Tandem Computers, Inc., entered into a written Lease and Amendment Number One dated January 26, 1988 and February 5, 1990, respectively, and subsequently amended by, Extension Agreement dated March 23, 1993, for the Premises located at 10590 North Tantau Avenue, Cupertino, California. Said Lease, Amendment Number One and Extension Agreement are herein collectively referred to as the "Master Lease" and is attached hereto as Exhibit "A-1".

     (B) Sublandlord desires to lease to Subtenant a portion of the Building leased by Master Landlord to Sublandlord, and Subtenant desires to lease such portion of the Building from Sublandlord

     (C) Master Landlord desires to consent to this Sublease by executing the "Consent of Master Landlord" provision at the end of this Sublease.

     Therefore, Sublandlord and Subtenant agree as follows:

1.   SUBJECT TO MASTER LEASE:   This Sublease is subject to terms and conditions
of the Master Lease and Subtenant shall not permit any act or omission to act that will violate any provision of the Master Lease; provided that such act or omission is within the reasonable control of Subtenant. Subtenant shall comply with the terms and conditions of the Master Lease and shall promptly perform all obligations of Tenant under the Master Lease to the extent that terms, conditions and obligations are incorporated herein and applicable to the Premises. Sublandlord does not assume the obligations of the Master Landlord under the Master Lease, but shall exercise due diligence in attempting to cause the Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. Except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees, contractors or invitees, or a breach of Sublandlord's obligations as tenant under the Master Lease (to the extent those obligations are not Subtenant's under this

Lease) Sublandlord shall not be liable to Subtenant for Master Landlord's failure to perform any of Master Landlord's obligations under the Master Lease, nor shall Sublandlord have any obligations to bring legal proceedings or take any other action against Master Landlord to assure performance of Master Landlord's obligations under the Master Lease. After giving Sublandlord a reasonable opportunity to enforce the Master Lease,, Subtenant may, at its expense, enforce the Master Lease in the name of Sublandlord.

     1.1 INCORPORATION BY REFERENCE: The terms and conditions of this Sublease shall include various sections of the Master Lease, which are incorporated into this Sublease as if fully set forth, except as modified in this paragraph and except that; (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the Premises as defined in this Sublease; (iii) each reference to "Landlord and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant" respectively, except as otherwise expressly set forth herein; and (iv) with respect to work, services, repairs, restoration, insurance or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable efforts (without requiring Sublandlord to spend more than a nominal sum) to obtain Master Landlord's performance.

     The following paragraphs of the Master Lease hereby are incorporated into this Sublease:

     PARAGRAPH 1:  except that references to "Premises" shall be as defined
     -----------
     below in Paragraph 2 of Sublease Agreement.

     PARAGRAPH 4.A AND 4.B:  except that references to Landlord" shall mean
     ---------------------
     either "Master Landlord" or Sublandlord";

     PARAGRAPH 4.C:
     --------------

     PARAGRAPH 5.:  except that references to "Landlord" shall mean "Master
     ------------
     Landlord only;

     PARAGRAPH 7:
     ------------

     PARAGRAPH 8.A: except that references to "Landlord" shall mean only "Master
     -------------
     Landlord";

     PARAGRAPHS 8.B AND 8.C:  except that references to "Landlord" shall mean
     ----------------------
     both "Master Landlord" and "Sublandlord";

     PARAGRAPHS 10:  except that (a) references to "Landlord" in the first and
     -------------
     fourth sentences shall mean only "Master Landlord" (b) the fifth sentence of this paragraph shall be deleted; and (c) references to "Landlord" in the seventh sentence shall mean either "Master Landlord" or "Sublandlord";

     PARAGRAPH 11:  except that Sublandlord will enter into a regularly
     ------------
     scheduled preventive maintenance/service contract for the heating and air conditioning systems. Subtenant is responsible for the cost of said maintenance/service contract and shall reimburse Sublandlord on a monthly basis.

     PARAGRAPH 12:  except that (a) references to "Landlord" in the first
     ------------
     through fifth sentences shall mean both "Master Landlord" and "Sublandlord", and (b) references to "Tenant's Proportionate Share of Basic Operating Costs" shall mean Operating Expenses;

     PARAGRAPH 13:  except that references to "Landlord" shall mean both "Master
     ------------
     Landlord" and Sublandlord";

     PARAGRAPH 14:  except that (a) the first three references to "Landlord" in
     ------------
     the first sentence shall mean either "Master Landlord" or "Sublandlord";
     (b) the fourth and last reference to "Landlord" in the first sentence shall mean both "Master Landlord" and "Sublandlord"; (c) the reference to "Landlord" in the third sentence shall mean either "Master Landlord" or Sublandlord"; and (d) the references to "Landlord" in the fourth and fifth sentences shall mean both "Master Landlord" and "Sublandlord";

     PARAGRAPH 15:
     -------------

     PARAGRAPH 16:   except that references to "Landlord" shall mean only
     ------------
     "Master Landlord";

     PARAGRAPH 18 AND 20:    except that reference to
     -------------------
     "Landlord" shall mean only "Master Landlord";

     PARAGRAPH 21:   except that (a) the references to "Landlord" in the first
     ------------
     through third sentences shall mean both "Master Landlord" and "Sublandlord"; (b) the first two references to "Landlord" in the fourth sentence shall mean either "Master Landlord" or "Sublandlord"; (c) the third reference to "Landlord" in the fourth sentence shall mean both "Master Landlord" and "Sublandlord"; and (d) the reference to "Landlord" in the fifth sentence shall mean either "Master Landlord" or "Sublandlord";

     PARAGRAPH 22:   except that the second reference to "Landlord" shall mean
     -------------
     either "Master Landlord" or "Sublandlord";

     PARAGRAPH 23:   EXCEPT that all references to "Landlord" shall mean only
     ------------
     "Master Landlord";

     PARAGRAPHS 24.A. B. D. AND E: except that all references to "Landlord"
     ----------------------------
     shall mean "Master Landlord";

     PARAGRAPH 24.C:B
     ----------------

     PARAGRAPH 26:
     -------------

     PARAGRAPH 27:
     -------------

     PARAGRAPH 30, 31, 32.A, 32.9, 33, 34, 35, AND 36:
     -------------------------------------------------

     PARAGRAPH 38:   except that reference to "Landlord" shall mean both "Master
     ------------
     Landlord" and "Sublandlord";

     ADDENDUM NO. 3. 4 AND 5.
     ------------------------

     ADDENDUM NO. 9:
     ---------------


     ADDENDUM NOS. 10 AND 11:  except that references to "Landlord" shall mean
     -----------------------
     both "Master Landlord" and "Sublandlord";

     EXHIBIT "A":    and
     -----------

     EXTENSION AGREEMENT:    except for Paragraphs 1), 2) and 3).
     -------------------

     All other paragraphs of the Master Lease not specifically incorporated in this paragraph, either in full or as modified, or not otherwise referenced in this Sublease are hereby excluded.

2.   PREMISES       Approximately Twenty-Three Thousand Seven Hundred Seventy-
Eight (23,778) square feet in the subject

Building ("Premises"), further described as 10590 North Tantau Avenue, Cupertino, California. The Premises are shown on attached Exhibit "B-l", which by this reference is incorporated herein.

3.   USE:     Subtenant shall use the Premises for general office,
administration, sales, related uses associated with providing data communications and interactive on-line services, and any related lawful purpose in conformity with municipal zoning requirements

4.   TERM:    The term ("Term") of the Sublease shall be for a period of Thirty-
Four (34) months commencing on July 1, 1995 (or upon the substantial completion of Tenant Improvements outlined in Exhibit "C-1" (whichever occurs later), and shall end on April 30, 1998, (Ending Date"), unless sooner terminated by the provision of this Sublease. In the event that Sublandlord permits Subtenant to occupy the Premises prior to the commencement of the Term, such occupancy shall be subject to all provisions of this Sublease.

5.   COMMENCEMENT DATE:     In the event the Tenant Improvements outlined in
Exhibit "C-l" are not completed on or before July 1, 1995 ("Commencement Date"), then the Commencement Date shall be deemed to be the date on which said Tenant Improvements are substantially completed. Said Tenant Improvements shall be deemed to be substantially completed when all of the following have occurred:

a.        The Tenant Improvements have been substantially completed except for:
          (i)punch list items which do not prevent Subtenant from using the Premises for its intended use;

b.        Sublandlord has delivered possession of the Premises to Subtenant.

6.   DELAY IN COMMENCEMENT:     Notwithstanding said commencement date, if for
any reason Sublandlord cannot deliver possession of the Premises to Subtenant on said date, Sublandlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, but in such case Subtenant shall not be obligated to pay rent until possession of the Premises is tendered to Subtenant; provided, however, that if Sublandlord shall not have delivered possession of the Premises within sixty (60) days from said Commencement Date, Subtenant may, at Subtenant's option, by notice in writing to Sublandlord within twenty (20) days thereafter, cancel this

Sublease, in which event the parties shall be discharged from all obligations thereunder and all monies previously paid by Subtenant to Sublandlord and the Security Deposit shall be promptly returned to Subtenant.

7. EARLY OCCUPANCY: Upon full execution of this Sublease, Subtenant shall have the right to occupy the front office portion of the Premises (see attached Exhibit "B-i") prior to the commencement date. If Subtenant occupies said portion of Premises, such occupancy shall not advance the Commencement Date or the termination date. No rent and no building expenses shall be due during this early occupancy period.

8.   CONDITION OF PREMISES:     As of the Commencement Date Sublandlord warrants
to Subtenant that the Premises including sidewalks, driveways, parking lot, truck doors and mechanical, electrical, plumbing, roof and roofing systems will be in good operating condition and repair. In addition, Sublandlord has no information that would lead it to believe that the Premises do not comply in any material respect with any underwriter's requirements or with applicable laws, ordinances, codes, rules, orders, directions and regulations of lawful government authorities, including, without limitation, the Americans with Disabilities Act of 1990.

Should Subtenant subsequently elect to undertake any alterations, additions or construction to the Premises, Subtenant shall be solely responsible for any liability as a result of any non-compliance with applicable legal regulations in connection with Subtenant's work; further, Sublandlord's approval of any of Subtenant's plans or specifications shall not relieve Subtenant of any such responsibility, or liability to Sublandlord under this Sublease.

9.   EASE MONTHLY RENT:     Subtenant shall pay to Sublandlord as Base Monthly
Rent, without deduction, off-set, notice, or demand except as specifically provided for in this Sublease, at the location specified in Paragraph 34 (Notices) of this Sublease or at such other place as Sublandlord shall designate from time to time by notice to Subtenant, the Monthly Rent in advance on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per diem basis. The Subtenant shall pay Base Monthly Rent as follows:

     Months                   Base Monthly Rent
     ------                   -----------------
     Months 1 through 34      $20,449.00 (Twenty Thousand,
                              Four Hundred Forty-Nine
                              Dollars)

10.  OPERATING EXPENSE INCREASE:     Subtenant shall pay to Sublandlord during
the Sublease term hereof, in addition to the Base Monthly Rent, Subtenant's Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined, for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year (adjusted to reflect a fully occupied building), such excess being hereinafter referred to as "Operating Expense Increase" in accordance with the following provisions:

     (a) "Subtenant's Share" is defined, for the purposes of the Sublease, as Fifty-Eight percent (58%). This percentage has been determined by dividing the appropriate square footage of the Premises by the total approximate square footage of the rentable space contained in the building. It is understood and agreed the square footage figures set forth in Paragraph 2 are approximations which Sublandlord and Subtenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the building.

     (b) "Base Year" is defined as the calendar year in which Sublease term commences.

     (c) "Comparison Year" is defined as each calendar year during the term of this Sublease subsequent to the Base Year; provided, however, Subtenant shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Sublease Term (other than such as are mandated by a governmental authority due to Subtenant's particular use of the Premises, as to which government mandated expenses Subtenant shall pay Subtenant's Share, notwithstanding they occur during the first twelve (12) months) . Subtenant's Share of the Operating Expenses for the first and last Comparison Years of the Sublease Term shall be prorated according to that portion of such Comparison Year as to which Subtenant is responsible for a share of such increases.

     (d) "Operating Expenses" is defined, for the purposes of this Sublease as the sum of the following: (i) "Tenant's Proportionate Share" of "Basic Operating Cost" as defined in the Master Lease (including, without limitation, Paragraph 7 and Addendum Nos. 3, 4, and 5 of the Master Lease.

     (e) Notwithstanding anything to the contrary stated herein or in the Master Lease, Operating Expenses shall not include and

Subtenant shall in no event have any obligation to pay directly or to reimburse Sublandlord for any of the following costs; (i) costs occasioned by the act, omission or violation of any law by Sublandlord, any other occupant of the building or their respective agents, employees or contractors; (ii) costs occasioned by fire, acts of God, or other casualties or by the exercise of eminent domain; (iii) costs to correct any construction defect in the Premises or the building or to comply with any covenant, condition, restriction, underwriter's requirement or law applicable to the Premises or the building on the Commencement Date; (iv) costs of any renovation, improvement, painting or redecorating of any portion of the building not made available for Subtenant's use; (v) costs incurred in connection with negotiations or disputes with any other occupant of the building and costs arising from the violation by Sublandlord or any other occupant of the building (other than Subtenant) of the terms and conditions of any lease or other agreement; (vi) increases in insurance costs caused by the activities of another occupant of the building (including, without limitation, Sublandlord), insurance deductibles, and co-insurance payments, (vii) costs to investigate, remediate, remove or dispose of Hazardous Materials which were not caused by Subtenant's activities on the Premises or the building; (viii) costs relating to the repair, maintenance and replacement of the structural elements of the building (including, without limitation, the roof); (ix) costs for which Sublandlord has a right of reimbursement from others, or costs which Subtenant pays directly to a third person; and (x) costs which could properly be capitalized under generally accepted accounting principles and which relate to repairs, alterations, improvements, equipment and tools to the extent that Subtenant's Share of the total cost of such capital item exceeds in any Comparison Year, the annual amortized cost of the item based on its useful life determined in accordance with generally accepted accounting principles.

     (f) Subtenant's share of Operating Expenses Increase shall be payable by Subtenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Subtenant by Sublandlord. At Sublandlord's option, however, an amount may be estimated by Sublandlord from time to time in advance of Subtenant's Share of Operating Expenses Increase for any Comparison Year, and the same shall be payable monthly or quarterly, as Sublandlord shall designate, during each Comparison Year of the Sublease term, on the same day as the Base Monthly Rent is due hereunder. In the Event Subtenant pays Sublandlord's estimate of Subtenant's Share of Operating Expense Increase as aforesaid, Sublandlord shall deliver to Subtenant within sixty (60) days after the expiration of each Comparison Year a reasonable detailed statement showing Subtenant's Share of the actual Operating Expense Increase incurred during such year. If Subtenant's payments under this paragraph during said Comparison Year exceeds Subtenant's Share as indicated on said statement, Subtenant shall be entitled to credit the amount or such overpayment against Subtenant's Share of Operating Expense Increase next falling due. If Subtenant's payments under this paragraph during said Comparison Year were less than Subtenant's Share as indicated on said statement, Subtenant shall pay to Sublandlord the amount of the deficiency within ten (10) days after the delivery by Sublandlord to Subtenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Subtenant is responsible as to Operating Expense Increases, notwithstanding that the Sublease term may have terminated before the end of such Comparison Year.

     Sublandlord shall promptly provide any additional supporting documentation with respect to the foregoing expenses that Subtenant shall reasonably request. Subtenant shall have the right to cause an audit of Sublandlord's books and records for the sole purpose of determining the accuracy of any Sublandlord's statement of Operating Expense Increases. If such audit reveals that the actual direct expenses for any given year were less than the amount that Subtenant paid for Operating Expenses for any such year, then Sublandlord shall pay to Subtenant the excess. If such audit reveals a discrepancy of more than ten percent (10%) of the actual amount of Operating Expenses, then Sublandlord shall pay the cost of such audit. If such audit reveals that the actual direct expenses for any given year were more than the amount that Subtenant paid for Operating Expenses for any such year, then Subtenant shall pay to Sublandlord the balance and Subtenant shall pay the cost of such audit. In addition, at the written request of Subtenant, Sublandlord shall perform an audit of Master Landlord's books pursuant to Paragraph 7.E of the Master Lease for the purposes of verifying the calculation of Operating Expenses; provided, however, that Subtenant shall bear any reasonable costs incurred by Sublandlord (and not recovered from Master Landlord) in connection therewith.

11.  TENANT  IMPROVEMENTS:   Prior to the Commencement Date, Sublandlord, at
Sublandlord's expense shall provide the building improvements to the existing interiors as described on Exhibit "C-l" (Tenant Improvements) . Subtenant is responsible for all costs of Tenant Improvements exceeding $128,877.00 (One Hundred Twenty-Eight Thousand, Eight Hundred Seventy-Seven and no/100 Dollars); provided, however, that no costs shall be incurred by Sublandlord in excess of such amount without the prior written consent of Subtenant.

The Tenant Improvements shall be constructed in accordance with all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality.

Sublandlord shall obtain at least two (2) competitive bids for the Tenant Improvement work and Subtenant shall have the right to approve the contractor engaged to perform such work. Within thirty (30) days after the Commencement Date, Subtenant shall have the right to submit a written "punch-list" to Sublandlord setting forth any defective item of construction, and Sublandlord shall promptly cause such items to be corrected. Subtenant's acceptance of the Premises or submission of a "punch-list" shall not be deemed a waiver of Subtenant's right to have defects in the Tenant Improvements or the Premises repaired at no cost to Subtenant. Subtenant shall give notice to Sublandlord whenever any such defect becomes reasonable apparent, and Sublandlord shall repair such defect as soon as practicable.

Notwithstanding anything to the contrary set forth herein, the cost of the Tenant Improvements shall not include (and Subtenant shall have no responsibility for) any of the following: (i) costs attributable to improvements installed outside the demising walls of the Premises unless (1) necessitated by Tenant Improvements made inside the demising walls of the Premises, or (2) requested by Subtenant or as described in Exhibit C-1; (ii) costs for
                                          -----------
improvements which are not described in Exhibit C-l unless otherwise approved
                                        -----------
by Subtenant; (iii) attorney's fees incurred in connection with negotiation of construction contracts, and attorney's fees, experts' fees and other costs of legal and arbitration proceedings to resolve construction defects; (iv)loan fees, mortgage brokerage fees, interest and other costs of financing construction costs; (v) costs included as a consequence of delay (unless the delay is caused by Subtenant, its agents, contractors, licenses, or invitees) or construction disputes with third parties; (vi) penalties and late charges attributable to the failure to pay construction costs in accordance with the Sublease except to the extent that such penalties and late charges arise due to delays caused by Subtenant, its agents, contractors, licensees or invitees;
(vii) any mark-up charged by Sublandlord in connection whit the construction of the Tenant Improvements; and (viii) any costs due to the negligence or willful misconduct of any party (other than Subtenant or its employees or agents), including, without limitation, Sublandlord, Sublandlord's architects and contractors, and their respective employees and agents.

12.  TAXES:   Subtenant shall pay any taxes or fees (not otherwise included in
Operating Expenses) that might be directly imposed by any governmental authority upon Subtenant or as a result of this Sublease or the transfer of any property or interests in property under this Sublease.

13.  CONDITION OF PREMISES AT TIME OF SURRENDER:

Notwithstanding anything to the contrary contained herein, Subtenant's obligation with respect to the surrender of the Premises shall be fulfilled if Subtenant surrenders possession of the Premises in the condition existing at the Commencement Date, ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those released or emitted by Subtenant in or about the Premises), and alterations or other interior improvements made by Subtenant which Sublandlord states in writing may be surrendered at the termination of the Sublease, excepted.

14.  OBLIGATIONS OF SUBLANDLORD:     Sublandlord agrees to maintain the Master
Lease during the Term of this Sublease, subject, however to any termination of the Master Lease without fault of Sublandlord. Sublandlord agrees to comply with or perform all of its obligations under the Master Lease that Subtenant has not assumed under this Sublease. Sublandlord will maintain the HVAC Systems at Subtenant's expense. Provided, however, Sublandlord does not assume the obligations required to be kept or performed by the Master Landlord under the Master Lease.

15.  BASE RENTAL DEPOSIT:  Upon Subtenant's execution of this
Sublease, Subtenant shall deposit with Sublandlord the sum of $20,449.00 (Twenty Thousand. Four Hundred Forty-Nine and no/100 Dollars. Said deposit shall constitute as Base Monthly Rent for the first (1st) month of the Sublease term.

16. SECURITY DEPOSIT: Subtenant shall provide Sublandlord, upon execution hereof, with access to a one year Certificate of Deposit issued by Silicon Valley Bank in the amount of $80,000 as security for Subtenant's faithful performance of Subtenant's obligations hereunder. Interest earned by this Certificate of Deposit shall accrue to the account of Subtenant. In the event of any breach of any of the terms of this Sublease, Sublandlord shall have the unrestricted right, upon five (5) days written notice to both Subtenant and to Silicon Valley Bank, to payment from Silicon Valley Bank to the account of Sublandlord of so much of the Certificate of Deposit as is then due and unpaid from Subtenant to Sublandlord, together with any other damages incurred by Sublandlord as a result of the breach. Subtenant shall immediately replace any such amount with another Silicon Valley Bank Certificate of Deposit with the same terms. Failure to so replace the Certificate of Deposit shall be a material breach of this Sublease.

Upon expiration of the one year Certificate of Deposit, Subtenant shall provide Sublandlord with a cash security deposit in the amount of (Twenty-One Thousand and no/100 Dollars ($21.000) as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default to for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of said deposit, Subtenant shall within ten (10) days after Written demand therefore deposit cash with Sublandlord in an amount sufficient to restore said deposit to the full amount herein above stated and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep said deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) at the expiration of the term hereof, and after Subtenant has vacated the Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to said Security Deposit.

17.  CASUALTY DAMAGE AND CONDEMNATION:   To the extent the Master Lease gives
Sublandlord any right to terminate the Master Lease in the event of a casualty or condemnation affecting the Premises, Sublandlord shall not cancel or terminate the Master Lease without the prior written consent of Subtenant.

18. PARKING: Notwithstanding anything to the contrary contained in the Master Lease, Subtenant shall only have the non-exclusive right to park in those certain designated areas of the 'Exterior Area" as shown in the site plan attached hereto as Exhibit "B-2", maximum of ninety-five (95) parking spaces (its pro-rata share) within said designated areas.

19.  NO OPTION TO EXTEND:   Subtenant shall not have any option of extend the
term of this Subtenant beyond its original Term.

20. INDEMNIFICATION: Except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees, contractors or invitees, Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, protect and hold Sublandlord harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees) caused by or arising in connection with (i) the negligence or willful misconduct of Subtenant or its employees, contractors, agents or invitees, or (ii) a breach of Subtenant's obligations under this Sublease or the provisions of the Master Lease assumed by Subtenant hereunder. Subtenant's indemnification of Sublandlord shall survive the termination of this Sublease.
     Except to the extent caused by the negligence or willful misconduct of subtenant, its agents, employees, contractors or invitees, Sublandlord shall indemnify, defend with counsel reasonably acceptable to Subtenant, protect and hold Subtenant harmless from and against any and all reasonable claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorney's and expert's fees) caused by or arising in connection with; (i) a breach of Sublandlord's obligations under this Sublease; (ii) a breach of Sublandlord's obligations as tenant under the Master Lease to the extent those obligations are not assumed by Subtenant under this Sublease; or
(iii) the negligence or willful misconduct of Sublandlord or its agents, employees, contractors or invitees occurring on or about the Premises. Sublandlord's indemnification of Subtenant shall survive the termination of this Sublease.

21.  TERMINATION OF MATER LEASE:     If the Master Lease is terminated for any
reason beyond the reasonable control of Sublandlord, this Sublease shall terminate simultaneously, and any unearned rent paid in advance and the Security Deposit shall be promptly refunded to the Subtenant.

     Under no circumstance shall this sublease be extended beyond the expiration, surrender termination of the Master Lease. Whether the Master Lease expires by its own terms, is terminated for Sublandlord's default, is terminated or surrendered by agreement of Master Landlord and Subtenant, or is terminated for any other reason.

22.  HOLDOVER:     If Subtenant shall holdover and retain possession of the
Premises or any part of the Premises after the termination of this Sublease, without Master Landlord's consent, it shall constitute a default by subtenant and entitle Sublandlord to reenter and take possession of the Premises. Subtenant shall pay Sublandlord for each day of such retention, the amount of the daily rental for the last month prior to the date of expiration or termination. Subtenant shall also pay all damages (including consequential damages) sustained by Sublandlord to Master Landlord on or otherwise on account of such holding-over.


23.  RIGHT TO CURE DEFAULT:     If Subtenant fails to do any act
required of itunder the Sublease Sublandlord may, after the passage of the applicable notice and cure period, do so, and Subtenant shall promptly pay the cost thereof plus interest at the rate of twelve percent (12%) per annum from the date Sublandlord made payment for such act.

If Sublandlord fails to do any act required of it hereunder, Subtenant may, after thirty (30) days after the date of Subtenant's written notice to Sublandlord identifying the failure, and after the passage of the applicable notice and cure period, do so, and Sublandlord shall promptly pay the cost thereof plus interest at the rate of twelve percent (12%) per annum from the date Subtenant made payment for such act.

24. BINDING ON SUCCESSORS: The provision of this Sublease shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant and of their respective successors and assigns.

25.  SEVERABILITY:       The unenforceability, invalidity, or
illegality of any provision of this Sublease shall not render the other provisions unenforceable, invalid, or illegal.

26. NOTICES: All notices shall be in writing, mailed certified mail, postage prepaid, addressed to the parties as follows:

Sublandlord:                  Subtenant:

Tandem Computers Inc.         Concentric Research Corporation
19333 Vallco Parkway
Cupertino, CA 95014
Attn: Corporate Real Estate
      and Construction

with Copy of Default          Master Landlord:
Notice To:

Tandem Computers Inc.         Speiker-French #130, Limited
19333 Vallco Parkway          Partnership
Cupertino, CA 95014           2180 Sand Hill Rd., Suite 200
Attn:                         General Counsel
                              Menlo Park, CA  94025

Either party may, by notice, change the address to which notices are to be sent.

27.  APPROVAL OF MASTER LANDLORD:    If Sublandlord fails to obtain Master
Landlord's consents within ten (10) days after execution of this Sublease by Sublandlord, than Sublandlord or Subtenant may terminate this Sublease by giving the other party written notice thereof, and Sublandlord shall return to Subtenant its payment of the first month's Base Monthly Rent and the Security Deposit paid by Subtenant.

28.  ENVIRONMENTAL CONDITION:   Sublandlord hereby represents and warrants to
Subtenant that to the best of Sublandlord's knowledge, that no hazardous, toxic or radioactive materials that are currently regulated under state or federal law (collectively, "Hazardous Materials") have been introduced to the Premises by Sublandlord which may affect the condition of the Premises.

     Indemnification by Sublandlord: Sublandlord shall indemnify, defend, protect and hold Subtenant, its employees, agents, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses, (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) directly or indirectly resulting from the presence of any Hazardous Materials in, on or under the Property caused by Sublandlord, unless such Hazardous Materials were introduced by Subtenant or by anyone other than Sublandlord.

     Subtenant's Obligations: Subtenant shall comply with all applicable laws regarding Hazardous Materials.

     Indemnification by Subtenant: Subtenant shall indemnify, defend, protect and hold Sublandlord, its employees, agents, officers and directors, harmless from ad against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) , directly or indirectly resulting from the presence of any Hazardous Materials in, on or under the Property that were introduced on the Property by Subtenant, or its agents, employees, vendors, subcontractors or others working with or on behalf of Subtenant.

      Survival of Obligation: All obligations of Sublandlord and subtenant under this Paragraph 28 shall survive the expiration or earlier termination of the Sublease.

29.  SUBLANDLORD DATA LINES:    Subtenant acknowledges that Sublandlord
currently has active data communication lines consisting of fiber and copper distribution cables running into and out of Room #1099 (see attached floor plan). Sublandlord will "flag" these lines that are located above the ceiling tiles. Subtenant agrees not to remove or disturb these lines.

30. ENTIRE AGREEMENT: This Sublease together with the terms of the Master Lease incorporated herein, and all exhibits and attachments mentioned herein, contains the entire agreement of the parties with respect to the subject matter of this Sublease and supersedes all prior agreements and understandings between the parties.

31. CONSENT OF MASTER LESSOR: This Sublease is made and entered into with the full knowledge and agreement of Master Lessor which, by executing this sublease in the space below, hereby accepts this Sublease. By consenting to this Sublease, Master Lessor agrees to give Sublandlord notification of any breach of the Master Lease which might reasonable be expected to effect Subtenant's use of the Premises. This consent shall apply to this Sublease only, and shall not be deemed Master Lessor's consent to any other sublease.

32. CONFLICT OF PROVISIONS: In the event of a conflict between the provisions of this Sublease and those of the Master Lease, as between Sublandlord and Subtenant the provisions of this Sublease shall control.

33. SUBLANDLORD'S COVENANTS: Sublandlord covenants and agrees that it shall not enter, without the prior written consent of Subtenant, which consent may be withheld in Subtenant's sole discretion, any amendment to the Master Lease which prevents or materially adversely affects the use by Subtenant of the Premises in accordance with the terms of this Sublease, materially increases the obligations of Subtenant under this Sublease or materially restricts Subtenant's rights under this Sublease.

34. ASSIGNMENT OF RIGHTS: Sublandlord hereby assigns to Subtenant all warranties given and indemnities made by Master Landlord to Sublandlord under the Master Lease with respect to the Premises, and any sums or proceeds received by Sublandlord on account of Sublandlord's enforcement of any such warranties or indemnities, which would reduce Subtenant/'/s obligations hereunder, and shall cooperate with Subtenant to enforce all such warranties and indemnities.

35. WAIVER OF SUBROGATION: Notwithstanding anything to the contrary contained in this Sublease of the Master Lease, the parties hereto, including Master Landlord by reason of its consent hereto, each release the other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk is actually insured against, which is required to be insured against under the Master Lease or the Sublease, or which would normally be covered by the standard form of full replacement value "all-risk, extended coverage" casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available or additional cost and the party for whose benefit the waiver is not obtained does to pay such additional cost, then the party obtaining such insurance shall immediately notify the other parties of that fact.

 SUBLANDLORD                        SUBTENANT
 -----------                        ---------

 TANDEM COMPUTERS INCORPORATED      CONCENTRIC RESEARCH
 CORPORATION                        a Florida Corporation
       /s/ Frank Robinson                /s/    Bergeron
 _______________________________    ________________________
 By                                 By
     Vice President, Corporate,
     Real Estate & Site Services         Controller
 _______________________________    ________________________
 Title                              Title
         6/29/95                              6/28/95
 _______________________________    ________________________
 Date                               Date


          MASTER LANDLORD
          ---------------

     SPIEKER FRENCH #130
     Limited Partnership, a
     Texas Limited Partnership


 By /s/


 _______________________________
 Title

 _______________________________
 Date

                              EXTENSION AGREEMENT
                              -------------------

EXTENSION AGREEMENT to be attached to and form a part of lease (which together with any amendments, modifications and extensions thereof is hereinafter called the Lease) made the 23rd day of March, 1993 between SPIEKER FRENCH #130, LIMITED PARTNERSHIP A TEXAS LIMITED PARTNERSHIP, as Landlord and TANDEM COMPUTERS INCORPORATED, A DELAWARE CORPORATION, as Tenant covering the premises known as 10590 N. Tantau Avenue, Cupertino, California.

Witnesseth that the Lease is hereby renewed and extended for a further term of five(5) years to commence on the first day of May, 1993, and to end on the thirtieth day of April, 1998, on condition that Landlord and Tenant comply with all the provisions of the covenants and agreements contained in the Lease, except:

1)   Rental:   Rental for the premises shall be:

               Months 1-30:   $41,151.00 per month plus operating expenses per
                              Paragraph 7 and Addendum 5 of this Lease
                              Agreement.

               Months 31-60:  $46,089.00 per month plus operating expenses per
                              Paragraph 7 and Addendum 5 of this Lease
                              Agreement.

   2) Term and Possession: Landlord shall not be required to provide tenant improvements.

   3)    Additional Paragraph 37 shall be amended to read as follows:

Provided Tenant is not, and has not been, in default of its obligations under this Lease, Tenant shall have an option to re-lease the Premises in "as-is" condition for a term of five (5) years at the then current market rent (for comparable one-story office space in the ValIco Park, Cupertino area). In no event will the monthly rental be less than the rental for the last month of the previous term.

Tenant shall give Landlord written notice of its intent to exercise its option at least one hundred eighty (180) days prior to the expiration of the current lease term. Within fifteen (15) days after Tenant exercises its option to re-lease, Landlord will provide Tenant with the current market rental, as determined by Landlord for the extended term. Tenant shall have forty five (45) days from notification by Landlord of option rent to accept Landlord's current market rent.

The parties are obligated to negotiate in good faith to agree on the market rental for the five (5) year rental adjustment. If the parties have not mutually agreed on the market rental adjustment for the five (5) year period provided herein within forty five (45) days from notification by Landlord to Tenant of Landlord's rental determination, each party hereon shall appoint one representative who shall be a licensed real estate broker experienced in the leasing of office space in the County of Santa Clara to act as an arbitrator. The two (2) arbitrators so appointed shall determine the current rental value for the subsequent five (5) years for the use to which Tenant is then utilizing the leased Premises pursuant to the terms and conditions of this Lease. The determination of said current rental value shall be made by said two (2) arbitrators within ninety (90) days from notification by Landlord to Tenant of Landlord's rental determination and they shall submit said determination in writing and signed by said arbitrators in duplicate. One of the written notifications shall be delivered to Landlord and the other to Tenant.

In the event the two (2) arbitrators of the parties hereto cannot agree on the current rental value for the Premises herein, said two (2) arbitrators shall appoint a third arbitrator who shall be a licensed real estate broker experienced in the leasing of office space in the County of Santa Clara to act as an arbitrator. The current rental value for the subsequent five (5) year period shall be independently determined by the third of said arbitrators, which said determination shall be made within one hundred twenty (120) days from notification by Landlord to Tenant of Landlord's rental determination. The role of the third arbitrator shall then be to immediately select from the proposed resolution of arbitrators #1 and #2 the one that most closely approximates the third arbitrator's determination of market rental value. The third arbitrator shall have no right to adopt a compromise or middle ground or any modification of either of the two final proposed resolutions. The resolution the third arbitrator chooses as most closely approximating his determination of the questions in issue shall constitute the decision and award of the arbitrators and be final and binding upon the parties.

The parties hereto shall pay the charges of the arbitrator appointed by him and any expenses incurred by such arbitrator, The charges and expenses of the third arbitrator, as provided herein, shall be paid by the parties herein in equal shares.

In the event either arbitrator #1 or arbitrator #2 fails to present a market rental figure within the thirty (30) day period, the rental presented by the other arbitrator shall be considered final and binding on both parties.

In the event the third arbitrator fails to present a current market rent within the thirty (30) day period, then by mutual consent of Landlord and Tenant:

 (a) The time period shall be extended, or
 (b) If Landlord or Tenant do not wish to extend the period, a fourth arbitrator shall be selected by arbitrator #1 and arbitrator #2 and a new thirty (30) day period shall begin.

     Notwithstanding anything to the contrary herein contained, Tenant's right to extend the term by exercise of the foregoing option shall be conditioned upon the following: at the time of exercise of the option, and at the time of the commencement of the extended term, Tenant shall be in possession of and occupying the Premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee. In no event will the monthly rental be less than the rental for the last month of the previous term.

4) Addendum No. 3 to Paragraph 7A(1) Basic Operating Costs of the Lease Agreement dated January 26, 1988 shall be amended to read as follows:

     Notwithstanding anything to the contrary contained herein, Tenant shall not, during the term of the Lease, be liable for increases in real property taxes that result from a sale of the Project by Landlord. This cap on real property taxes shall he applicable only to this sixty (60) month period and shall not be applicable in the event of a sale of the Project to Tandem Computers, Inc. during this period.

IT WITNESS WHEREOF, the parties hereto have signed and sealed this Extension Agreement this 23rd day of March, 1993.

LANDLORD:                                     TENANT:

Spieker French #130, Limited Partnership,     Tandem Computers Incorporated,
a Texas Limited Partnership                   a Delaware Corporation


By: ___/s/____________________________  By: ___/s/_____________________________

Its:     General Partner                Its  Manager of Corporate Real Estate
     ---------------------------------      ---------------------------------

                                 [Exhibit B-1

                       Floorplan of 10590 Tantau Avenue]

                                 [Exhibit B-2

                                Exterior Area]

                              TENANT IMPROVEMENTS

                     10590 N. TANTAU AVENUE, CUPERTINO, CA

                                 EXHIBIT "C-1'

                           (SEE ATTACHED FLOOR PLAN)


1. Lobby #1000 - Install new carpet as provided by Tandem. Base board included.

2. Leave 1003-1005, and 1118-1125 as is. with the exception of demolition of the wall and doors between offices 1123 &1 124 and place an entrance door at the end of the hall. between 1122 & 1125. Rework ceiling, lighting, and mechanical for even distribution of services. Carpet to be patched as needed. Base board included.

3. Remove wall between (7) offices 1140-1146 to create warehouse office, strip carpet down to concrete. Finish concrete to warehouse standard. Fill and patch (5) doors, add double doors for new entrance. Rework ceiling. lighting and mechanical for even distribution of services. Add power at perimeter for general purpose use.

4. Demo (3) offices in the following area to provide open office space: 1171-1173. Rework ceiling, lighting and mechanical for even distribution of services. Provide power in ceiling for 2 power poles. Remove and replace carpet.

5. Demo (5) offices in the following area to provide open office space: 1179-1183. Rework ceiling, lighting and mechanical for even distribution of services. Provide power in ceiling for 4 power poles. Remove and replace carpet.

6. Provide separate electrical metering capacity for the Computer Room. Relocate communication cables to adjacent wall in room 1126 for exclusive use of Subtenant.

7. Patch & paint where name plates have been removed and damaged walls from previous tenant.

8.   Replace damaged or stained ceiling tiles throughout.

9. Test existing plumbing fixtures, doors closers, and light fixtures to be in working order, repair or replace if required.

10. Kitchen/Break Room: Demo wall between 1129 & 1230, and remove the door in 1229, on the south side. Install new linoleum for entire kitchen area.

11. Board Room: Demo wall between 1218 & 1224, remove entry door of room 1224. and patch carpet.

12. Conference/Reception Room: Demo wall between 1001 & 1002. Leave all existing doors and install one door on west wall in room 1002. In addition, place floor to ceiling accordion wall to allow for subdivision of this room. Accordion wall location would be located between existing doors (running east & west). Patch carpet.

13. Shower: Install one unisex shower facility on the back side of rooms 1151 & 1152.

14. Bathrooms: Women's rest room-1152. replace linoleum, and repair damaged counter top (counter is perforated just below the mirror & above the sinks). Paint rest room walls.

     Men's restroom- 1151, repair leaking "wall urinal" and replace damaged panel on which the urinal is attached. Repair and/or replace toilet dispenser's. Paint rest room walls.

                                 [Exhibit C-1

                               Subject Premises]

LEASE AMENDMENT NUMBER ONE TO THE LEASE AGREEMENT DATED
JANUARY 26, 1988, BETWEEN SPIEKER FRENCH #130, LIMITED
PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP, AS LANDLORD, AND
TANDEM COMPUTERS INCORPORATED, A DELAWARE CORPORATION, AS
TENANT, FOR PREMISES LOCATED AT 10590 TANTAU AVENUE, CUPERTINO,
CALIFORNIA.

Effective February 5, 1990, the above described Lease Agreement shall be modified as follows.

    1. Addendum 6. Paragraph 8C. Indemnification of the Lease Agreement shall be deleted in its entirety and replaced with Addendum 6 below.

        Addendum 6.  Paragraph Sc. Indemnification for Toxic/Hazardous Materials
        ------------------------------------------------------------------------

        Landlord shall indemnify Tenant, and hold harmless Tenant , its officers, agents. employees, shareholders, parent, subsidiary and affiliate organizations against all liability, claims, loss, cost damages, charges and expenses (including reasonable attorneys' fees, clean-up costs, cost of court and expenses necessary in the prosecution or defense of any litigation) by reason of injury to person or property, including any liability for injury to person or property of Landlord, its agents, servants, employees or invitees, while in or on the leased Premises during the term of this Lease resulting from the negligence of Landlord, its agents, servants, employees, invitees or authorized representatives.

        Tenant shall indemnify Landlord and hold harmless Landlord, its officers, agents, employees, partners, subsidiary and affiliate organizations against any claims, suits, loss, costs (including attorneys' fees and clean-up costs), damage or liability by reason of property damage (including the property of Landlord) or personal injury, (including death) to alt extent the same results from pollution or toxic contamination present, used, generated, manufactured, released, discharged, stored or disposed of on the Premises regardless of who caused the same, except for pollution or toxic contamination (i) (A) originating on property which is not leased, owned or otherwise used or controlled by Tenant and (B) which migrated through the air, groundwater or otherwise to the Premises, or (ii) which was present on the Premises on the date of Tenant's first occupancy of the Premises and was not caused by Tenant or its agents.

        As used in this section, "Premises" means the real property which is the subject matter of this lease and the adjoining real property, commonly known as 10600 North Tantau Avenue/10290 Pruneridge Avenue, Cupertino, which adjoining real property is also currently leased to Tenant.

    2.  The following sentence shall become the last sentence of Paragraph
7A(4):

         Tenant shall be permitted, at its option, to perform landscape maintenance, so long as such maintenance is performed to Landlord's complete satisfaction.

    Dated:     February 5,1990

WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.



LANDLORD:   SPIEKER-FRENCH #130         TENANT: TANDEM COMPUTERS, INC.

/s/ John K French                       /s/ Frank Robinson
__________________________________      ______________________________________
By: John K French, General Partner      By Frank Robinson, Director, Corporate
                                        Real Estate and Construction

                            BASIC LEASE INFORMATION

LEASE DATE:           January 26th, 1988

TENANT;     Tandem Computers Incorporated, a Delaware Corporation

ADDRESS OF TENANT:    19191 Vallco Parkway, LOC 4-04 Cupertino, CA  95014 -0708


LANDLORD: Spieker-French #130, Limited Partnership, a Texas Limited Partnership ADDRESS OF LANDLORD; 2180 Sand Hill Road, Suite 200 Menlo Park, CA 94025


Project Description: That two (2) building complex totaling 64,680 rentable square feet situated on 4.46 acres of land commonly known as the Cupertino Technology Center, Cupertino, California, The project is shown outlined in green
Building Description:  on Exhibit "A"

     That 41,151 square foot one story building known as 10590 Tantau Avenue, The Building is shown outlined
Premises:    in blue on Exhibit "A".

     The entire 41,151 square foot one story building known as 10590 Tantau Avenue, The Premises are Permitted Use: outlined in red on Exhibit "A",

     General Office, including computer sales, service
     and other related legal purposes.
 Occupancy Density:    One person per 250 rentable square feet


Scheduled Term Commencement Date: April 1, 1988

Length of Term:            Sixty  (60) months

Rent:
 Base Rent;                See Addendum 2          $ _______________ per month

 Estimated First Year Basic Operating Cost:        $ 9.835           per month
                                                     -----

Security Deposit:     None

Tenant's Proportionate Share: 63.62%

The foregoing Basic Lease Information Is Incorporated Into and made a part of this Lease. Each reference In this Lease to any of the Basic Lease Information shall mean the respective Information above and shall be construed to Incorporate all of the terms provided under the particular Lease paragraph pertaining to such Information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

                                  Exhibit A-1

Master Lease incorporated herein by reference from Exhibit 10.27.